UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2014

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 8 – Other Events

Item 8.01 Other Events

On May 29, 2014, the California Institute for Regenerative Medicine (“CIRM”) approved a $14.3 million Strategic Partnership III grant to our subsidiary Asterias Biotherapeutics, Inc. (“Asterias”).  The grant, entitled “A Phase 1/2a Dose Escalation Study of AST-OPC1 in Patients with Cervical Sensorimotor Complete Cervical Spinal Cord Injury,” will provide funding for Asterias to reinitiate clinical development of AST-OPC1 in subjects with spinal cord injury, to expand clinical testing of escalating doses in the target population intended for future pivotal trials, and for product development efforts to refine and scale manufacturing methods to support eventual commercialization.  Asterias is preparing to initiate the dose escalation Phase 1/2a clinical trial of AST-OPC1 in patients with cervical injuries in six to nine months subject to clearance from the United States Food and Drug Administration (“FDA”).

AST-OPC1 is a population of cells derived from human embryonic stem cells (hESCs) that contains oligodendrocyte progenitor cells (OPCs).  OPCs and their mature derivatives called oligodendrocytes provide critical functional support for nerve cells in the spinal cord and brain. Asterias recently presented the results from Phase 1 clinical trial testing of a low dose of AST-OPC1 in patients with neurologically-complete thoracic spinal cord injury. The results showed that AST-OPC1 was successfully delivered to the injured spinal cord site. Patients followed two to three years after AST-OPC1 administration showed no evidence of serious adverse events associated with the cells in detailed follow-up assessments including frequent neurological exams and MRIs. Immune monitoring of subjects through one year post-transplantation showed no evidence of antibody-based or cellular immune responses to AST-OPC1.  In four of the five subjects, serial MRI scans performed throughout the two to three year follow-up period indicate that reduced spinal cord cavitation may have occurred and that AST-OPC1 may have had some positive effects in reducing spinal cord tissue deterioration. There was no unexpected neurological degeneration or improvement in the five subjects in the trial as evaluated by the International Standards for Neurological Classification of Spinal Cord Injury (ISNCSCI) exam.

The CIRM funding will be conditional on approval of the trial by the FDA, execution of a definitive agreement between Asterias and CIRM, and Asterias’ continued progress to achieve certain pre-defined project milestones.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release Dated May 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	May 30, 2014	By:	/s/	Robert W. Peabody
Senior Vice President,
Chief Operating Officer,
Chief Financial Officer

Exhibit Number	Description
99.1	Press Release Dated May 30, 2014